Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-159470 and 333-222213) of our report dated June 27, 2018, with respect to the financial statements and supplemental schedule of L.B. Foster Company Savings Plan for Bargaining Unit Employees included in this Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ Dixon Hughes Goodman LLP

Charleston, West Virginia
June 27, 2018